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                                                                     EXHIBIT 5.2


                     [LETTERHEAD OF HOGAN & HARTSON L.L.P.]



                               December 29, 1998



Board of Directors
Host Marriott Corporation
10400 Fernwood Road
Bethesda, MD  20817-1109


Ladies and Gentlemen:

          We are acting as counsel to Host Marriott Corporation, a Maryland corporation (the "Company"), in connection with its registration statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission relating to the proposed public offering of up to 17,854,637 shares of common stock, $1.00 par value per share (the "Common Stock"), which may be issued by the Company in payment of a dividend (the "Special Dividend") as declared by Host Marriott Corporation, a Delaware corporation ("Host Delaware"), to Host Delaware's stockholders of record on December 28, 1998 at 5:00 p.m., Eastern Time, prior to the merger of Host Delaware with and into the Company (the "Merger"). Each stockholder may elect whether to receive cash or Common Stock in payment of the Special Dividend. This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. (S) 229.601(b)(5), in connection with the Registration Statement.

          For purposes of this opinion letter, we have examined copies of the following documents:


          1.   An executed copy of the Registration Statement.

          2. The Articles of Amendment and Restatement of Articles of Incorporation of the Company, as certified by the Assistant
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Board of Directors
Host Marriott Corporation
December 29, 1998
Page 2

               Secretary of the Company on the date hereof as then being complete, accurate and in effect.

          3. The Bylaws of the Company, as amended, as certified by the Assistant Secretary of the Company on the date hereof as being complete, accurate and in effect.

          4. Certain resolutions of the Board of Directors of the Company adopted at a special meeting of the Board on December 18, 1998, as certified by the Assistant Secretary of the Company on the date hereof as being complete, accurate and in effect, relating to, among other things, the authorization of the issuance and listing of the Common Stock on the NYSE and authorization of First Chicago Trust Company of New York to act as transfer agent for the Common Stock.

          5. The Articles of Incorporation of Host Delaware, as amended, as certified by the Assistant Secretary of the Company on the date hereof as having been complete, accurate and in effect at all times from December 18, 1998 through the effective time of the Merger.

          6. The Bylaws of Host Delaware, as amended, as certified by the Assistant Secretary of the Company on the date hereof as having been complete, accurate and in effect at all times from December 18, 1998 through the effective time of the Merger.

          7. An executed copy of the Agreement and Plan of Merger dated as of November 23, 1998 between Host Delaware, the Company and Host Marriott, L.P., pursuant to which Host Delaware was merged with and into the Company (the "Host Merger Agreement").

          8. Certain resolutions of the Board of Directors of Host Delaware adopted at a special meeting of the Board on November 23, 1998, as certified by the Assistant Secretary of the Company on
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Board of Directors
Host Marriott Corporation
December 29, 1998
Page 3
               the date hereof as being complete, accurate and in effect, relating to, among other things, approval of the Host Merger Agreement by the Board of Directors of Host Delaware.

          9. Certain resolutions of the Board of Directors of the Company adopted by unanimous written consent dated as of November 23, 1998, as certified by the Assistant Secretary of the Company on the date hereof as being complete, accurate and in effect, relating to, among other things, approval of the Merger by the Board of Directors of the Company.

          10. Certain resolutions of the sole stockholder of the Company adopted by written consent dated as of December 15, 1998, as certified by the Assistant Secretary of the Company on the date hereof as being complete, accurate and in effect, relating to, among other things, approval of the Merger by the sole stockholder of the Company.

          11. Certain resolutions of the Board of Directors of Host Delaware adopted at a special meeting of the Board on December 18, 1998, as certified by the Assistant Secretary of the Company on the date hereof as being complete, accurate and in effect, relating to, among other things, the declaration of the Special Dividend.

          12. A copy of the Articles of Merger between the Company and Host Delaware from the SDAT, which was filed on December 29, 1998 and became effective as of 2 p.m. on December 29, 1998.

          13. A copy of the Certificate of Merger of Host Delaware into the Company from the Delaware Secretary of State, which was filed on December 29, 1998 and became effective as of 2 p.m. on December 29, 1998.

          14. The Certificate of Inspectors of Election relating to the approval of the Host Merger Agreement by the stockholders of Host
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Board of Directors
Host Marriott Corporation
December 29, 1998
Page 4
               Delaware at the Special Meeting of Stockholders on December 15, 1998.

          15. Opinion letter dated December 18, 1998 of American Appraisal Associates, Inc. regarding the solvency of Host Delaware for purposes of Delaware law concerning the funds from which dividends may be paid and the solvency of Host Delaware before and the Company after giving effect thereto.

          For purposes of rendering the opinions expressed below, we have not, except as specifically identified above, made any independent review or investigation of factual or other matters, including the organization, existence, good standing, assets, business or affairs of the Company or Host Delaware. In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). We have also assumed the accuracy, completeness and authenticity of the foregoing certifications (of public officials, governmental agencies and departments and corporate officers) and statements of fact, on which we are relying, and have made no independent investigations thereof. The opinions are given in the context of the foregoing.

          The opinions are based as to matters of law solely on applicable provisions of Delaware law, applicable provisions of Maryland law and the Securities Act of 1933, as amended. We express no opinion herein as to any other laws, statutes, regulations or ordinances or, except as specifically stated herein, federal or state securities statutes or regulations or "blue sky" laws.

          Based upon, subject to and limited by the foregoing, we are of the opinion that, as of the date hereof, when the Registration Statement has become effective under the Securities Act of 1933, as amended, upon issuance and delivery of certificates for shares of Common Stock in payment of the Special Dividend to stockholders electing to receive such Common Stock in accordance with the terms of
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Board of Directors
Host Marriott Corporation
December 29, 1998
Page 5

the resolutions of the Board of Directors of Host Delaware referred to in Paragraph 11 above, and as contemplated by the Registration Statement, the shares of Common Stock represented by such certificates will be validly issued, fully paid and non-assessable.

          We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter. This opinion letter has been prepared solely for your use in connection with the filing of the Registration Statement on the date of this opinion letter and should not be quoted in whole or in part or otherwise be referred to, nor filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm.

          We hereby consent to the filing of this opinion letter as Exhibit 5.2 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus supplement constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.


                                    Very truly yours,

                                    /s/ Hogan & Hartson L.L.P.

                                    HOGAN & HARTSON L.L.P.